UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

     As described in more detail in Item 4.02 of this report, the audit committee of our board of directors concluded on October 27, 2004 to restate certain previously issued financial statements contained in our annual report on Form 10-K for the year ended December 31, 2003 (including the comparative 2002 periods) and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (including the comparative 2003 periods). The restatements will reflect corrections relating to previously disclosed bookkeeping errors that we identified in two liability accounts at our Mexican subsidiary. The errors are non-cash in nature and do not impact revenues. We have determined that the impact of correcting the cumulative amount of the errors to our third quarter 2004 reported net income would be material if the errors were corrected in the third quarter. As a result, we will amend the reports related to the periods above to restate our financial statements to correct the errors in the periods in which they originated as soon as practical.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On October 27, 2004, the audit committee of our board of directors concluded that the previously issued financial statements contained in our annual report on Form 10-K for the year ended December 31, 2003 (including the comparative 2002 periods) and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (including the comparative 2003 periods) should not be relied upon because of errors in those financial statements and that we will restate these financial statements to make the necessary accounting corrections.

     The decision to restate these financial statements was made by the audit committee, upon the recommendation of management and with the concurrence of our current and former independent registered public accounting firms, following the completion of our review of previously disclosed bookkeeping errors identified in two liability accounts at our Mexican subsidiary. We identified these errors in connection with our ongoing review of our internal accounts and records in order to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The errors are non-cash in nature and do not impact revenues.

     We have reviewed and discussed these errors as well as the required accounting treatment and disclosure with PricewaterhouseCoopers, LLP, our current independent registered public accounting firm, and Deloitte & Touche, LLP, our former independent registered public accounting firm, and, on a voluntary basis, with the Securities and Exchange Commission. Based on these discussions, we have determined that the impact of correcting the cumulative amount of the errors to our third quarter 2004 reported net income would be material if the errors were corrected in the third quarter. As a result, we will amend our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 to restate our financial statements to correct the errors in the periods in which they originated as soon as practical. The errors resulted in a cumulative net understatement of consolidated income before taxes of $3.4 million and a cumulative net overstatement of consolidated operating income of $2.1 million for the periods October 31, 2002 through June 30, 2004. We expect to file our quarterly report on Form 10-Q for the third quarter of 2004 on a timely basis.

     The audit committee has discussed with PricewaterhouseCoopers, LLP the matters disclosed in this report.

     A copy of our October 27, 2004 press release with respect to the planned amendments is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

Item 9.01	Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

Date: October 28, 2004	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 27, 2004.